UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

GLOBAL INDEMNITY GROUP, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34809	85-2619578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 S. French Street
Suite 105
Wilmington, Delaware		19801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (302) 691-6276

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, no par value	GBLI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Appointment of Certain Officers.

On March 20, 2026, Global Indemnity Group, LLC (“Global Indemnity” or the “Company”) appointed Evan J. Kasowitz, age 36, as the Company’s Chief Operating Officer to serve as the principal operating officer of the Company.

Mr. Kasowitz has served, and will continue to serve, as the Company’s President of Belmont Holdings, which consists of the Company’s five statutory insurance carriers since March 2025. Prior to this, Mr. Kasowitz has served as Senior Vice President – Operations since May 2023 and held other senior officer positions with the Company since August 2021. Prior to joining the Company, Mr. Kasowitz held positions of increasing responsibility with Attune Insurance and United States Liability Insurance Company. Mr. Kasowitz earned Bachelor of Arts degrees in Biology and Economics from Bucknell University. He also earned his MBA from St. Joseph’s University and holds the Chartered Property Casualty Underwriter (CPCU) and Associate in Reinsurance designations.

There are no arrangements or understandings between Mr. Kasowitz and any other persons pursuant to which Mr. Kasowitz was appointed as Chief Operating Officer. There are no family relationships between Mr. Kasowitz and any director or executive officer of the Company.

In connection with Mr. Kasowitz’s appointment, the Company entered into a compensatory arrangement with Mr. Kasowitz on March 20, 2026. The summary of the material terms of this arrangement is provided as follows: a base salary of US$700,000, a cash bonus tier of 100% of the base salary and an equity bonus tier of 100% of the base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Group, LLC

Date: March 20, 2026	By:	/s/ Jo Cheeseman
	Name:	Jo Cheeseman
	Title:	Vice President & Corporate Secretary